Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Marks Second Consecutive Year of Double-Digit Revenue Growth

Significant Operating Leverage and GAAP EPS Growth of 76%

Expect Continued Strong Growth in FY24

Morrisville, NC, August 2, 2023 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fiscal year and fourth quarter ended June 30, 2023.

"Extreme delivered a year of exceptional performance, with revenue growth accelerating to 31% in the fourth quarter and 18% overall for the year," said Ed Meyercord, President and Chief Executive Officer. "This marks our second consecutive year of double-digit growth. We're outgrowing our competitors, gaining share, and winning new logos, which helped drive more than 30% growth in the value of deals over $1 million. We're breaking the status quo of networking through product innovation with differentiated solutions like universal hardware, end-to-end cloud management, enhanced AI, and our unique fabric technology, which greatly simplifies network management and bolsters security. Our focus on simplicity, flexibility, and performance continues to fuel our funnel of large opportunities. I remain confident in our growth prospects and am excited about the new innovations and opportunities we have in store for FY24 and beyond," concluded Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, "the strong topline growth we achieved in Q4 and FY23 resulted in significant operating leverage that drove over 76% growth in GAAP EPS. We doubled our cash generation to $235 million in free cash flow this year, and even after repurchasing another $100 million worth of shares, and paying down $80 million in debt, we improved our year-end balance sheet to achieve a net cash position. Extreme has never been in a more robust financial position, and I am encouraged about our future prospects."

Fiscal Fourth Quarter Results:

•
Revenue $363.9 million, up 31% year-over-year, and up 9% quarter-over-quarter
•
SaaS ARR $129.0 million, up 25% year-over-year, and up 10% quarter-over-quarter
•
GAAP diluted EPS $0.19, compared to $0.04 in the prior year quarter
•
Non-GAAP diluted EPS $0.33, compared to $0.15 in the prior year quarter
•
GAAP gross margin 58.9% compared to 55.4% in the prior year quarter
•
Non-GAAP gross margin 60.2% compared to 57.0% in the prior year quarter
•
GAAP operating margin 10.4 % compared to 3.8 % in the prior year quarter
•
Non-GAAP operating margin 17.4 % compared to 9.6% in the prior year quarter

Fiscal Year 2023 Results:

•
Revenue $1.3 billion, up 18% compared to $1.1 billion in fiscal 2022
•
GAAP EPS $0.58, up from $0.33 in fiscal 2022
•
Non-GAAP EPS $1.09, up from $0.77 in fiscal 2022
•
GAAP operating margin 8.3% compared to 5.8% in fiscal 2022
•
Non-GAAP operating margin 15.2% compared to 12.2% in fiscal 2022

Liquidity:

•
During Q4, we generated net cash flow from operations of $80.7 million and free cash flow of $75.5 million. For the full year, we generated net cash flow from operations of $249.2 million and free cash flow of $235.4 million.
•
During Q4, we repurchased 1.4 million shares of our common stock on the open market at a total cost of $25.1 million with a weighted average price of $17.32 per share. For the full year, we repurchased 5.4 million shares for $100 million with a weighted average price of $18.58 per share.
•
Year ending cash balance was $234.8 million, an increase of $31.8 million from the end of Q3 2023 and $40.3 million at the end of last year.
•
Year ending net cash was $9.8 million, an increase of $43.8 million from net debt of $34.0 million at Q3 2023 and an increase of $123.9 million from net debt of $114.1 million at the end of last year.

Recent Key Highlights:

•
Customers including Norwegian Cruise Line, European energy company E.ON and French university hospital Charité were named as recipients of the 2023 Extreme X-Factor Customer Awards. They were recognized for their innovative and impactful use of Extreme solutions to help drive their organizations forward.
•
During Extreme Connect 2023 in May, the company unveiled a series of groundbreaking networking solutions, including:
o
ExtremeCloud Edge, the industry’s first networking cloud continuum, which offers organizations increased choice and flexibility in running networking applications, including management, analytics, and AI, from any location.
o
The AP3000, the industry's smallest and most energy-efficient Wi-Fi 6E access point (AP)
o
The 7520 and 7720 switches for enterprise core and aggregation use cases and the 8820 switches for large data center networks.
•
Customers like Nevada Department of Transportation and Baylor University are adopting Extreme CoPilot AIOps to offset IT staffing shortages, reduce mean time to resolution of network issues and help IT and network administrators access and leverage network insights to prioritize tickets. As a result, teams can improve service quality, expedite problem resolution, help mitigate cyberthreats and improve time to innovation.
•
Living Tomorrow Innovation Campus in Brussels selected Extreme as its network connectivity partner and will leverage hundreds of AP4000 Wi-Fi 6E access points (APs) to test and demonstrate advanced technologies. The campus will also rely on ExtremeAnalytics and ExtremeCloud IQ to optimize connectivity, enhance guest experiences, improve security and IT productivity, and automate daily network maintenance tasks while detecting anomalies in network activity.
•
The University of Mount Union refreshed its network with end-to-end wired and wireless solutions from Extreme, including Fabric and ExtremeCloud IQ CoPilot for AIOps. The new network provides seamless, AI and Fabric powered automation and optimization across campus, which improves IT productivity and greatly reduces mean time to resolving network anomalies. Extreme improves the performance of in-classroom technology like AR/VR and 4K video streaming.
•
Professional sports teams including the Arizona Diamondbacks, Philadelphia Phillies and Philadelphia Flyers are deploying Wi-Fi 6 and 6E to help create better fan experiences, improve amenities like digital concession signage and mobile tickets, ensure support for future fan experiences like AR/VR and AI applications and streamline venue operations.

Fiscal Q4 2023 and Full Year 2023 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended			Year Ended
	June 30, 2023	June 30, 2022	Change	June 30, 2023	June 30, 2022	Change
Product	$261.7	$187.1	$74.6	$932.5	$761.7	$170.8
Service and subscription	102.2	91.1	11.1	380.0	350.6	29.4
Total net revenue	$363.9	$278.2	$85.7	$1,312.5	$1,112.3	$200.2
Gross margin	58.9%	55.4%	3.5%	57.5%	56.6%	0.9%
Operating margin	10.4%	3.8%	6.6%	8.3%	5.8%	2.5%
Net income	$25.4	$5.4	$20.0	$78.1	$44.3	$33.8
Net income per diluted share	$0.19	$0.04	$0.15	$0.58	$0.33	$0.25

	Non-GAAP Results
	Three Months Ended			Year Ended
	June 30, 2023	June 30, 2022	Change	June 30, 2023	June 30, 2022	Change
Product	$261.7	$187.1	$74.6	$932.5	$761.7	$170.8
Service and subscription	102.2	91.1	11.1	380.0	350.6	29.4
Total net revenue	$363.9	$278.2	$85.7	$1,312.5	$1,112.3	$200.2
Gross margin	60.2%	57.0%	3.2%	58.9%	58.4%	0.5%
Operating margin	17.4%	9.6%	7.8%	15.2%	12.2%	3.0%
Net income	$43.9	$19.7	$24.2	$146.3	$103.5	$42.9
Net income per diluted share	$0.33	$0.15	$0.18	$1.09	$0.77	$0.32

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, plant and equipment. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Cash flow provided by operations	$80.7	$64.1	$249.2	$128.2
Less: Property and equipment capital expenditures	(5.2)	(4.3)	(13.8)	(15.5)
Total free cash flow	$75.5	$59.8	$235.4	$112.7

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of ExtremeCloud™ IQ (XIQ) and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue accounted under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net Cash (Debt) is defined as cash minus gross debt, as shown in the table below (in millions):

Cash	Gross debt	Net cash (debt)
$234.8	$225.0	$9.8

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its first quarter of fiscal 2024, ending September 30, 2023, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ1'24 Guidance – GAAP
Total net revenue	$342.0	$352.0
Gross margin	58.6%	60.6%
Operating margin	7.5%	9.8%
Net income per diluted share	$0.12	$0.18
Shares outstanding used in calculating GAAP EPS	133.0	133.0
FQ1’24 Guidance – Non-GAAP
Total net revenue	$342.0	$352.0
Gross margin	59.5%	61.5%
Operating margin	15.3%	17.6%
Net income per diluted share	$0.28	$0.33
Shares outstanding used in calculating non-GAAP EPS	133.0	133.0

The following table shows the GAAP to non-GAAP reconciliation for Q1 FY’24 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	58.6% - 60.6%	7.5% - 9.8%	$0.12 - $0.18
Estimated adjustments for:
Share-based compensation	0.5%	5.7%	0.15
Amortization of product intangibles	0.3%	0.3%	0.01
Amortization of non-product intangibles	0.1%	0.2%	0.01
Restructuring	—	1.0%	0.03
Litigation charges	—	0.3%	0.01
System transition cost	—	0.3%	0.01
Tax adjustment	—	—	(0.06)
Non-GAAP	59.5% - 61.5%	15.3% - 17.6%	$0.28 - $0.33

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the fourth quarter results of fiscal 2023 as well as the business outlook for the first quarter of fiscal 2024 ending September 30, 2023, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call by phone, please go to this link (Extreme Networks Q4'23 Earnings Registration Link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net cash (debt) and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges, debt restructuring charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to supply chain disruptions and component availability; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; macroeconomic and political and geopolitical factors, including the Russia/Ukraine conflict; a dependency on third parties for certain components and for the manufacturing of the Company’s products; and the impacts of global business and economic trends on the Company’s business.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022, December 31, 2022, and, March 31, 2023, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	June 30, 2023	June 30, 2022
ASSETS
Current assets:
Cash	$234,826	$194,522
Accounts receivable, net	182,045	184,097
Inventories	89,024	49,231
Prepaid expenses and other current assets	70,263	61,239
Total current assets	576,158	489,089
Property and equipment, net	46,448	49,578
Operating lease right-of-use assets, net	34,739	36,454
Intangible assets, net	16,063	32,515
Goodwill	394,755	400,144
Other assets	73,544	60,730
Total assets	$1,141,707	$1,068,510
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $674 and $2,276, respectively	$34,326	$33,349
Accounts payable	99,724	84,338
Accrued compensation and benefits	71,367	53,710
Accrued warranty	12,322	10,852
Current portion, operating lease liabilities	10,847	13,956
Current portion, deferred revenue	282,475	238,262
Other accrued liabilities	64,440	65,714
Total current liabilities	575,501	500,181
Deferred revenue, less current portion	219,024	163,357
Long-term debt, less current portion, net of unamortized debt issuance costs of $2,409 and $2,430, respectively	187,591	270,570
Operating lease liabilities, less current portion	31,845	33,256
Deferred income taxes	7,747	7,717
Other long-term liabilities	3,247	3,086
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 143,629 and 139,742 shares issued, respectively; 127,775 and 129,263 shares outstanding, respectively	144	140
Additional paid-in-capital	1,173,744	1,115,416
Accumulated other comprehensive loss	(13,192)	(3,055)
Accumulated deficit	(855,998)	(934,072)
Treasury stock at cost, 15,854 and 10,479 shares, respectively	(187,946)	(88,086)
Total stockholders’ equity	116,752	90,343
Total liabilities and stockholders’ equity	$1,141,707	$1,068,510

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net revenues:
Product	$261,675	$187,085	$932,454	$761,721
Service and subscription	102,235	91,111	380,000	350,600
Total net revenues	363,910	278,196	1,312,454	1,112,321
Cost of revenues:
Product	114,030	96,103	426,295	360,562
Service and subscription	35,461	27,902	131,439	121,821
Total cost of revenues	149,491	124,005	557,734	482,383
Gross profit:
Product	147,645	90,982	506,159	401,159
Service and subscription	66,774	63,209	248,561	228,779
Total gross profit	214,419	154,191	754,720	629,938
Operating expenses:
Research and development	55,826	45,130	214,270	190,591
Sales and marketing	94,024	80,538	336,906	294,470
General and administrative	25,619	16,103	89,934	68,697
Acquisition and integration costs	—	553	390	7,009
Restructuring and related charges	540	770	2,860	1,748
Amortization of intangibles	510	639	2,047	3,235
Total operating expenses	176,519	143,733	646,407	565,750
Operating income	37,900	10,458	108,313	64,188
Interest income	1,100	110	3,155	412
Interest expense	(5,729)	(3,039)	(17,385)	(12,789)
Other income (expense), net	(119)	86	23	383
Income before income taxes	33,152	7,615	94,106	52,194
Provision for income taxes	7,725	2,205	16,032	7,923
Net income	$25,427	$5,410	$78,074	$44,271

Basic and diluted income per share:
Net income per share – basic	$0.20	$0.04	$0.60	$0.34
Net income per share – diluted	$0.19	$0.04	$0.58	$0.33

Shares used in per share calculation – basic	128,294	129,788	129,473	129,437
Shares used in per share calculation – diluted	132,873	132,304	133,649	133,494

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income	$78,074	$44,271
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,888	20,215
Amortization of intangible assets	14,988	19,946
Reduction in carrying amount of right-of-use asset	12,248	14,929
Provision for doubtful accounts	459	29
Share-based compensation	63,472	43,362
Deferred income taxes	407	682
Non-cash interest expense	1,145	4,443
Other	(8,056)	423
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	1,593	(26,231)
Inventories	(41,827)	(16,722)
Prepaid expenses and other assets	(1,368)	(4,469)
Accounts payable	14,733	23,810
Accrued compensation and benefits	17,137	(20,709)
Operating lease liabilities	(15,219)	(18,949)
Deferred revenue	90,102	44,635
Other current and long-term liabilities	1,436	(1,488)
Net cash provided by operating activities	249,212	128,177
Cash flows from investing activities:
Capital expenditures	(13,800)	(15,433)
Business acquisition, net of cash acquired	—	(69,517)
Net cash used in investing activities	(13,800)	(84,950)
Cash flows from financing activities:
Borrowings under Revolving Facility	25,000	—
Payments on debt obligations	(108,625)	(38,125)
Loan fees on borrowings	(3,158)	—
Repurchase of common stock	(99,860)	(44,973)
Payments for tax withholdings, net of proceeds from issuance of common stock	(5,140)	(6,541)
Payment of contingent consideration obligations	—	(1,024)
Deferred payments on an acquisition	(3,000)	(4,000)
Net cash used in financing activities	(194,783)	(94,663)

Foreign currency effect on cash	(325)	(936)

Net increase (decrease) in cash	40,304	(52,372)

Cash at beginning of period	194,522	246,894
Cash at end of period	$234,826	$194,522

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net cash (debt) and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges, debt restructuring charges and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, and legal and professional fees related to the acquisition of Ipanema. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation.

Debt refinancing charges. Debt refinancing charges consist of the write-off of certain unamortized debt issuance costs included on interest expense, as well as other debt refinancing charges that were not capitalizable and are included in other income (expense), that occurred in conjunction with the amendment of our credit facility in June 2023.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries which amounts have not historically been significant, with the exception of the Company’s Indian subsidiary which performs research and development activities, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues – GAAP	$363,910	$278,196	$1,312,454	$1,112,321

Non-GAAP Gross Margin	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Gross profit – GAAP	$214,419	$154,191	$754,720	$629,938
Gross margin – GAAP percentage	58.9%	55.4%	57.5%	56.6%
Adjustments:
Share-based compensation expense, Product	491	281	1,856	1,186
Share-based compensation expense, Services and subscription	945	365	3,513	1,421
Amortization of intangibles, Product	2,230	2,804	9,611	13,381
Amortization of intangibles, Service and subscription	815	815	3,258	3,259
Total adjustments to GAAP gross profit	$4,481	$4,265	$18,238	$19,247
Gross profit – non-GAAP	$218,900	$158,456	$772,958	$649,185
Gross margin – non-GAAP percentage	60.2%	57.0%	58.9%	58.4%

Non-GAAP Operating Income	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP operating income	$37,900	$10,458	$108,313	$64,188
GAAP operating income percentage	10.4%	3.8%	8.3%	5.8%
Adjustments:
Share-based compensation expense, cost of revenues	1,436	646	5,369	2,607
Share-based compensation expense, R&D	3,889	2,427	14,824	9,995
Share-based compensation expense, S&M	5,924	3,733	22,250	15,000
Share-based compensation expense, G&A	5,662	3,925	21,029	15,760
Acquisition and integration costs	—	553	390	7,009
Restructuring charges	540	770	2,860	1,748
Litigation charges	4,022	—	8,026	—
System transition costs	467	—	957	—
Amortization of intangibles	3,555	4,258	14,916	19,875
Total adjustments to GAAP operating income	25,495	16,312	90,621	71,994
Non-GAAP operating income	$63,395	$26,770	$198,934	$136,182
Non-GAAP operating income percentage	17.4%	9.6%	15.2%	12.2%

Non-GAAP Net Income	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP net income	$25,427	$5,410	$78,074	$44,271
Adjustments:
Share-based compensation expense	16,911	10,731	63,472	43,362
Acquisition and integration costs	—	553	390	7,009
Restructuring charge, net of reversal	540	770	2,860	1,748
Litigation charges	4,022	—	8,026	—
System transition costs	467	—	957	—
Amortization of intangibles	3,555	4,258	14,916	19,875
Debt refinancing charges, Interest expense	1,346	—	1,346	—
Debt refinancing charges, Other income (expense)	197	—	197	—
Tax effect of non-GAAP adjustments	(8,574)	(2,074)	(23,933)	(12,814)
Total adjustments to GAAP net income	$18,464	$14,238	$68,231	$59,180
Non-GAAP net income	$43,891	$19,648	$146,305	$103,451

Earnings per share
GAAP net income per share – diluted	$0.19	$0.04	$0.58	$0.33
Non-GAAP net income per share – diluted	$0.33	$0.15	$1.09	$0.77

Shares used in net income per share – diluted:
GAAP Shares used in per share calculation – basic	128,294	129,788	129,473	129,437
Potentially dilutive equity awards	4,579	2,516	4,176	4,057
GAAP and Non-GAAP shares used in per share calculation – diluted	132,873	132,304	133,649	133,494